As filed with the Securities and Exchange Commission on September 11, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE REAL GOOD FOOD COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	87-1280343
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

(856) 644-5624

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bryan Freeman

Gerard G. Law

The Real Good Food Company, Inc.

3 Executive Campus, Suite 155

Cherry Hill, New Jersey 08002

(856) 644-5624

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rafael Roberti

Scott Levi

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 819-8200

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated September 11, 2023

PROSPECTUS

$25,000,000 of

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

Offered by the Company

1,104,970 Shares of

Class A Common Stock

Offered by the Selling Stockholders

We may offer and sell up to $25,000,000 in the aggregate of the securities identified above, and the selling stockholders may offer and sell up to 1,104,970 shares in the aggregate of Class A common stock identified above, including the possible resale, from time to time, of shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”) issuable upon the redemption at the selling stockholder’s option of common units (“LLC Units”) of our subsidiary, Real Good Foods, LLC (“RGF, LLC”) for an equivalent number of shares of our Class A common stock (and the cancellation of such selling stockholder’s shares of our Class B common stock, par value $0.0001 per share (“Class B common stock” and together with the Class A common stock, “common stock”) on a one-for-one basis with the number of LLC Units so redeemed) from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

Each time we or any of the selling stockholders offer(s) and sell(s) securities, we or such selling stockholder will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling stockholders may offer and sell shares of our Class A common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 5 of this prospectus and any similar sections contained in the documents incorporated by reference into this prospectus.

Our Class A common stock is listed on the Nasdaq Global Market under the symbol “RGF.” On September 5, 2023 the last reported sale price of our Class A common stock on the Nasdaq Global Market was $4.21 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Pursuant to the disclosure requirements of General Instruction I.B.6 of Form S-3, as of September 5, 2023, the aggregate market value of our common stock held by non-affiliates, or our public float, was $49,234,934. This was based on a total of 11,204,164 shares of Class A common stock outstanding as of that date, of which 115,215 were held by affiliates, and the closing price of our Class A common stock on July 27, 2023, which was $4.44 (using data on the holdings of affiliates and share price on various dates within the 60-day window before the date of this prospectus, as permitted by General Instruction I.B.6 of Form S-3). During the 12 calendar months prior to and including the date of this prospectus, we did not offer or sell any securities pursuant to General Instruction I.B.6 of Form S-3. Pursuant to these instructions, as of September 5, 2023, we may sell up to approximately 3,900,000 shares of our Class A common stock.

The date of this prospectus is                 , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $25,000,000, and the selling stockholders may, from time to time, sell up to 1,104,970 shares of Class A common stock, including the possible resale, from time to time, of shares of our Class A common stock issuable upon the redemption at the selling stockholder’s option of LLC Units for an equivalent number of shares of our Class A common stock (and the cancellation of such selling stockholder’s shares of our Class B common stock on a one-for-one basis with the number of LLC Units so redeemed), from time to time in one or more offerings as described in this prospectus. Such redemptions, cancellations and issuances are governed by the terms of that certain Exchange Agreement, dated as of November 4, 2021, by and among us, RGF, LLC, the members named therein, and the Fidelity investment funds party thereto (the “Exchange Agreement”), and the Limited Liability Company Agreement of RGF, LLC (the “Operating Agreement”).

Each time that we or the selling stockholders offer(s) and sell(s) securities, we or the selling stockholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Incorporation of Documents by Reference” and “Where You Can Find More Information.”

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC. This prospectus omits some of the information contained in the registration statement, and we refer you to the full registration statement for further information about us and the securities being offered under this prospectus. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus, as referred to under “Incorporation of Documents By Reference,” and the information under “Where You Can Find More Information.” Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the copy of the document filed. You should review the complete document to evaluate these statements. Further, you should not assume that the information in this prospectus or any documents incorporated by reference herein is accurate as of any date other than the date of each document. Our business, financial condition, results of operations or prospects may have changed since those dates.

Neither we nor the selling stockholders have authorized any other person to provide you with any information or to make any representations, other than those contained in this prospectus or incorporated by reference in this prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

When we refer to “RGF,” “we,” “our,” “us” and the “Company” in this prospectus, we mean The Real Good Foods Company, Inc. and its consolidated subsidiary Real Good Foods, LLC, taken as a whole, unless otherwise specified.

Our Realgood Foods Co. logo, and The Real Good Food Company are trademarks of the Company and its subsidiary. Our logo and our other trade names, trademarks and service marks appearing in this document are our property. Other trade names, trademarks and service marks appearing in this document are the property of their respective owners. Solely for convenience, our trademarks and trade names referred to in this document appear without the TM or the ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trademarks and trade names.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy, and plans and objectives of management for future operations, including, among others, statements regarding expected growth, future capital expenditures, and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to: our ability to successfully implement our growth strategy; our ability to maximize our production capabilities in our manufacturing facilities and achieve benefits therefrom; our ability to generate sufficient cash flow or raise capital on acceptable terms; the loss of key members of our senior management team; allegations that our products cause illness or fail to comply with government regulations; the loss of a significant customer; the entrance of new competitors into our industry; the impact of public health crises on the U.S. and global economies, our employees, suppliers, customers and end consumers, which could adversely and materially impact our business, financial condition and results of operations; the effectiveness of our marketing and trade spending programs; our ability to introduce new products and improve existing products; our ability to match our manufacturing capacity with demand; the impact of government regulation, scrutiny, warning and public perception; the effect of false marketing claims; adverse weather conditions, natural disasters, pestilences and other natural conditions affecting our operations; our ability to develop and maintain our brand; the effect of potential price increases and shortages on the inputs, commodities and ingredients that we require; our ability to manage our supply chain effectively; volatility in the price of our Class A common stock; and the other risks, uncertainties and the factors described in the risk factors in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference in this prospectus.

New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

You should not rely upon forward-looking statements as predictions of future events. These forward-looking statements speak only as of the date of such statements. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements contained in this prospectus, whether as a result of any new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference in this prospectus, before deciding to buy our securities.

Overview

We are an innovative high-growth, branded, health- and wellness-focused frozen and refrigerated food company. We develop, market, and manufacture delicious and convenient comfort foods designed to be high in protein, low in sugar, and made from ingredients that are intended to be sold in the health and wellness (“H&W”) segment of the frozen and refrigerated food categories. Our brand commitment, “Real Food You Feel Good About Eating,” represents our strong belief that, by eating our food, consumers can enjoy more of their favorite foods and, by doing so, live better lives as part of a healthier lifestyle.

We are a mission-focused company. Our mission is to make our craveable, nutritious comfort foods accessible to everyone across the United States and, eventually, throughout the world. Our mission is important to us because we believe an increasing number of consumers are seeking to make healthier food choices, yet face limited options when it comes to the convenience of products found in the frozen food aisle. These consumers include the U.S. population seeking to reduce sugar in their diets, the U.S. population seeking to reduce their carbohydrate intake, the 13% of the U.S. adult population suffering from the health effects of diabetes, the 34.5% of the U.S. adult population with prediabetes, and the 42% of the adult U.S. population suffering from obesity. We believe our products provide alternatives for these consumers, and also have broad appeal due to our uncompromising approach to developing products suited to a wide range of consumer tastes and diet preferences.

We believe the nutritional content and quality of our products position us to compete directly within the $170 billion U.S. H&W industry, which includes natural, specialty, and wellness food products. Since our inception, we have focused on creating H&W products for the frozen food aisle, where we believe H&W brands are underrepresented compared to other categories. We also believe H&W branded products with our macronutrient composition are similarly underrepresented within the frozen food category. We compete in multiple large subcategories within the U.S. frozen food category, including frozen entrée and breakfast, which we consider our two core, strategic growth subcategories. According to SPINS information as of April 23, 2023, the two core subcategories in which we operate comprised 48% of the approximately $66 billion U.S. frozen food category excluding frozen and refrigerated meat. Currently, we sell comfort foods such as our bacon wrapped stuffed chicken, chicken enchiladas, grain-free cheesy bread breakfast sandwiches, lightly breaded chicken nuggets, burritos, flautas, and various entrée bowls. Based on consumer feedback, we also believe our brand has permission to extend into multiple adjacent food categories within and outside of frozen and refrigerated foods.

All of our products are prepared with proprietary ingredient systems that allow us to provide consumers with delicious meals that are designed to be high in protein, low in sugar, and many of these are made with gluten- and grain-free ingredients. Our base ingredient systems, which include (i) chicken and parmesan cheese, and (ii) plant-based proteins and fibers, are composed of simple ingredients to which our consumers are accustomed. We believe these ingredient systems are critical to our success because they are a large part of what makes our products craveable while allowing us to capture the macronutrient ratios favored by H&W consumers. To support these ingredient systems, we source widely available, nutritious ingredients from a network of suppliers with whom we have strong relationships.

Historically, we have sold substantially all of our products under our “Realgood Foods Co.” brand. We also sell a limited number of private label products to select retail customers. Our branded products are sold to consumers through an increasing number of locations within retail channels, primarily in natural and conventional grocery, club, and mass merchandise stores, including Walmart, Kroger, Publix, Albertsons Safeway, HEB and Costco.

Corporate Information

The Real Good Food Company, Inc. was formed as a Delaware corporation on June 2, 2021 under the name “Project Clean, Inc.” for the purpose of completing an initial public offering (the “IPO”) and related reorganizational transactions in order to carry on the business of RGF, LLC, a Delaware limited liability company and the sole subsidiary of the Company. Our principal executive offices are located at 3 Executive Campus, Suite 155, Cherry Hill, NJ 08002 and our telephone number is (856) 644-5624. Our website address is https://realgoodfoods.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. For more information, see “Incorporation of Documents by Reference” and “Where You Can Find More Information.”

USE OF PROCEEDS

Except as otherwise may be described in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered hereunder for general corporate purposes. We may also use the proceeds for temporary investments until we need them for general corporate purposes. We will not receive any proceeds from the sales of Class A common stock by the selling stockholders.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

A description of our common stock and preferred stock is set forth in our registration statement on Form 8-A as filed with the SEC on November 4, 2021 and any amendment or report filed for the purpose of updating this information (including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022), which description is incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated, or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

•

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (“DTC”), or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving entity or the successor person (if other than RGF) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Brilliant Earth and the trustee receives written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of RGF;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A common stock, preferred stock, debt securities, or any combination thereof (including in the form of units). We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent, to the extent applicable. The following summary of material provisions of the warrants and, to the extent applicable, the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant certificate and, to the extent applicable, the warrant agreement applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant certificates and, to the extent applicable, warrant agreements that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of Class A common stock, preferred stock, or units purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value. and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, Class A common stock, preferred stock or units will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	to exercise any rights as stockholders of RGF.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of Class A common stock, preferred stock or units at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium, or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Class A common stock, preferred stock, debt securities or units are exercised, the holders of the warrants will not have any rights of holders of the underlying Class A common stock, preferred stock, debt securities or units, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Class A common stock, preferred stock, debt securities or units, if any.

The warrant agreement for a series of warrants, to the extent applicable, may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of Class A common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of Class A common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Class A common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

This section describes the general terms of the units we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the units. The accompanying prospectus supplement may add, update, or change the terms and conditions of the units as described in this prospectus.

We may issue units consisting of one or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Therefore, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

The particular terms of each issue of units, the unit agreement relating to the units and the unit certificates representing units will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

The provisions described in this section, as well as those described in the sections entitled “Description of Common Stock and Preferred Stock,” “Description of Debt Securities,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt security, or warrant included in each unit, respectively.

We may issue units in such amounts and in such numerous distinct series as we determine.

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

GLOBAL SECURITIES

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

•

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING STOCKHOLDERS

This prospectus covers an aggregate of up to 1,104,970 shares of our Class A common stock that may be sold or otherwise disposed of by the selling stockholders from time to time in one or more offerings as described in this prospectus. Such shares include the following: (a) 149,194 already issued and outstanding shares of our Class A common stock; and (b) 955,776 shares of our Class A common stock issuable upon the redemption at the selling stockholder’s option of LLC Units for an equivalent number of shares of our Class A common stock (and the cancellation of such selling stockholder’s shares of our Class B common stock on a one-for-one basis with the number of LLC Units so redeemed).

The below table sets forth, as of September 5, 2023, for each selling stockholder: (a) the shares of our Class A common stock and Class B common stock beneficially owned by such holder prior to this offering; (b) the number of shares of our Class A common stock being offered by such holder pursuant to this prospectus, following the redemption of such holder’s LLC Units and the issuance of an equal number of shares of Class A common stock (and the related cancellation of the holder’s shares of Class B common stock); and (c) such holder’s beneficial ownership of our Class A common stock and Class B common stock after completion of this offering. All such information assumes that (i) all of the LLC Units held by each selling stockholder are redeemed at such holder’s option (and the holder’s shares of Class B common stock are simultaneously cancelled one-for-one) and exchanged for Class A common stock, rather than for cash at our option, and (ii) all of the shares of Class A common stock covered by this prospectus (but none of the other shares, if any, held by the other selling stockholders) are sold by the selling stockholder to third parties. Because the number of LLC Units redeemed is the same as the number of shares of Class B common stock cancelled upon a redemption, we only show in the table below Class B common stock, and not LLC Units, owned prior to this offering.

The table is based on information supplied to us by the selling stockholders. Beneficial and percentage ownership is determined in accordance with the rules and regulations of the SEC, which is based on voting or investment power with respect to such shares, and this information does not necessarily indicate beneficial ownership for any other purpose. In accordance with SEC rules, in computing the beneficial ownership and percentage ownership of a selling stockholder, shares of Class A common stock subject to derivative securities held by that selling stockholder that are currently exercisable, convertible or exchangeable, or that will be exercisable, convertible or exchangeable within 60 days after September 5, 2023, are deemed beneficially owned and outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage ownership after this offering is based on 11,204,164 shares of our Class A common stock outstanding as of September 5, 2023.

The selling stockholders may sell all, some or none of their shares of Class A common stock covered by this prospectus. We do not know the number of such shares, if any, that will be offered for sale or otherwise disposed of by any of the selling stockholders. Furthermore, since the date on which the information in the table is presented, the selling stockholders may have sold, transferred or disposed of shares of Class A common stock covered by this prospectus in transactions exempt from the registration requirements of the Securities Act.

	Class A Common Shares Beneficially Owned Before		Class B Common Shares Beneficially Owned Before		Maximum Number of Shares of Common Stock	Class A Common Shares Beneficially Owned After		Class B Common Shares Beneficially Owned After
	Offering		Offering		Offered Under this	Offering(2)		Offering
Name of Selling Stockholder(1)	Number	Percentage	Number	Percentage	Prospectus	Number	Percentage	Number	Percentage
STRAND EQUITY PARTNERS III LLC	149,194	1.33%	955,776	6.51%	955,776	149,194	1.33%	—	—

(1)

Except as otherwise stated in the footnotes to or disclosure below this table: (a) we believe, based on information furnished to us by such selling stockholders and as set forth in reports filed with the SEC, that such selling stockholders have sole investment and voting power with respect to the shares of the common stock set forth in the table above; (b) the address for all such selling stockholders is c/o The Real Good Food Company Inc. 3 Executive Campus, Suite 155, Cherry Hill, NJ 08002; and (c) none of such selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

(2)	Assumes that all of the shares of common stock being registered by this prospectus are resold by the selling stockholders to third parties.

Material Relationships

Other than as set forth below, for information regarding material relationships and transactions between us and the selling stockholders within the past three years, see the section titled “Certain Relationships and Related Transactions” of our Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 28, 2023, which is incorporated by reference herein.

PLAN OF DISTRIBUTION

We are registering the securities, and in the case of our selling stockholders, shares of Class A common stock covered by this prospectus on both our behalf and that of the selling stockholders. All costs, expenses and fees connected with the registration of such securities will be borne by us. Any brokerage commissions and similar expenses connected with selling such shares of Class A common stock will be borne by both the Company and the selling stockholders, respectively, according to the allocation of shares sold. We or the selling stockholders may offer and sell such securities and shares of Class A common stock from time to time in one or more transactions. As used in this prospectus, the term “selling stockholders” includes pledgees, donees, transferees and other successors-in-interest who may acquire such shares of Class A common stock through a pledge, gift, partnership distribution or other non-sale related transfer from the selling stockholders. The selling stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. These transactions include the following methods of sale:

•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents;

•	by delayed delivery contracts or by remarketing firms;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

•	exchange or over-the-counter distributions in accordance with the rules of the exchange or other market;

•

block trades in which the broker-dealer attempts to sell the securities covered by this prospectus as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as agent on both sides of the trade;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

•

through distributions by a selling stockholder or its successors in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	a combination of any such method of sale; or

•	any other method permitted pursuant to applicable law.

In connection with distributions of the shares of Class A common stock covered by this prospectus or otherwise, the selling stockholders may:

•	sell such shares of Class A common stock:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices;

•	sell such shares of Class A common stock:

•	on a national securities exchange;

•	in the over-the-counter market; or

•	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination;

•

enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of the shares of Class A common stock covered by this prospectus, which they may in turn resell; and

•	pledge the shares of Class A common stock covered by this prospectus to broker-dealers or other financial institutions, which, upon a default, they may in turn resell.

The selling stockholders may also resell all or a portion of the shares of Class A common stock covered by this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, Section 4(a)(1) under the Securities Act, if available, or any other exemption from the registration requirements that become available, rather than under this prospectus.

If underwriters are used in the sale of any securities covered by this prospectus, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Shares of securities covered by this prospectus may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. We may use underwriters with whom we have a material relationship. As applicable, we will describe in each accompanying prospectus supplement the name of the underwriter(s) and the nature of any such relationship(s).

The securities covered by this prospectus may be sold directly or through agents designated from time to time. We will name any agent involved in the offering and sale of such shares and we will describe any commissions paid to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

Agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the agents, under agreements between us and the agents.

Agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the agents may be treated as underwriting discounts and commissions. Each accompanying prospectus supplement will identify any such agent and describe any compensation received by them from us.

In connection with sales of shares of Class A common stock covered by this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such shares of Class A common stock in the course of hedging in positions they assume. The selling stockholders may also sell the shares of Class A common stock covered by this prospectus short and the selling stockholders may deliver shares of Class A common stock to close out short positions and to return borrowed shares of Class A common stock in connection with such short sales. The selling stockholders may also loan or pledge shares of Class A common stock covered by this prospectus to broker-dealers that in turn may sell such shares of Class A common stock, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Class A common stock covered by this prospectus, which shares of Class A common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Class A common stock covered by this prospectus owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of Class A common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders may also transfer and donate shares of Class A common stock covered by this prospectus in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A selling stockholder that is an entity may elect to make an in-kind distribution of shares of Class A common stock covered by this prospectus to its members, general or limited partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, general or limited partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Class A common stock pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or shareholders are affiliates of ours received shares in any such distribution, such affiliates will also be selling stockholders and will be entitled to sell such shares pursuant to this prospectus.

Agents who may become involved in the sale of securities covered by this prospectus may engage in transactions with, and perform other services for, us in the ordinary course of their business for which they receive compensation.

In effecting sales, the selling stockholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders and/or from the purchasers of shares of Class A common stock covered by this prospectus for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any selling stockholders and any broker-dealer or agent regarding the sale of any shares of Class A common stock by the selling stockholders.

The selling stockholders, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the shares of Class A common stock covered by this prospectus may be “underwriters” under the Securities Act with respect to those shares of Class A common stock and will be subject to the prospectus delivery requirements of the Securities Act. Any profit that the selling stockholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of such shares of Class A common stock acquired as principal, may constitute underwriting discounts and commissions. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain liabilities under statutes including, but not limited to, Section 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.

The securities laws of some states may require the selling stockholders to sell the shares of Class A common stock covered by this prospectus in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify such shares of Class A common stock for sale in those states unless an exemption from registration and qualification is available and the selling stockholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Class A common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of shares of Class A common stock to engage in market-making activities with respect to such shares of Class A common stock. All of the foregoing may affect the marketability of the shares of Class A common stock covered by this prospectus and the ability of any person to engage in market-making activities with respect to such shares.

If any selling stockholder notifies us that he has entered into any material arrangement with a broker-dealer for the sale of shares of Class A common stock covered by this prospectus through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, we will file any necessary supplement to this prospectus to disclose:

•	the number of shares of Class A common stock involved in the arrangement;

•	the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase such shares of Class A common stock, as required;

•	the proposed selling price to the public;

•	any discount, commission or other underwriting compensation;

•	the place and time of delivery for the shares of Class A common stock being sold;

•	any discount, commission or concession allowed, reallowed or paid to any dealers; and

•	any other material terms of the distribution of the shares of Class A common stock.

In addition, if the selling stockholder notifies us that a donee, pledgee, transferee or other successor-in-interest of the selling stockholder intends to sell any shares of Class A common stock covered by this prospectus, we will file an amendment to the registration statement of which this prospectus forms a part of or a supplement to this prospectus, if required.

Any Class A common stock will be listed on the Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities to be offered by this prospectus will be passed upon for us by White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020 and for any agents, underwriters, dealers, remarketing firms or other third parties by counsel named in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below (excluding any portions of such documents that have been “furnished to” but not “filed with” the SEC for purposes of the Exchange Act):2

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as amended by Amendment No. 1 thereto filed with the SEC on April 28, 2023;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 15, 2023 and August 14, 2023;

•

our Current Reports on Form 8-K (except, as applicable, with respect to any Exhibit 99.1 thereto), filed with the SEC on March  1, 2023, May  26, 2023, June  1, 2023, July  26, 2023, and August 17, 2023; and

•	the description of our capital stock contained in our Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2022.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information “furnished to,” rather than “filed with,” the SEC under the Exchange Act, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

The Real Good Food Company, Inc.

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

(856) 644-5624

Attention: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus omits some of the information contained in the registration statement, and we refer you to the full registration statement for further information about us and the securities being offered by the selling stockholders under this prospectus. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus, as referred to under “Incorporation of Documents By Reference.”

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://www.realgoodfoods.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

$25,000,000 of Class A Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, and/or Units Offered by the Company

Up to 1,104,970 Shares of Class A Common Stock Offered by Selling Stockholders

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following sets forth the expenses expected to be incurred by the registrant in connection with the securities being registered hereby, other than underwriting discounts and commissions. All of the amounts are estimates, other than the SEC registration fee and the FINRA filing fee. The amounts do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fee	$3,263
Financial Industry Regulatory Authority (FINRA) filing fee	9,317
Printing expenses	25,000
Legal fees and expenses	30,000
Accounting fees and expenses	15,000
Miscellaneous	5,000

Total	$87,580

Item 15.	Indemnification of Directors and Officers

The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against and incurred by such person in any indemnified capacity, or arising out of such person’s status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	breach of a director’s duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	transaction from which the director derives an improper personal benefit.

The Company’s amended and restated certificate of incorporation authorizes the Company to, and the Company’s amended and restated bylaws provide that it must, indemnify the Company’s directors and officers to the fullest extent authorized by the DGCL and also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under the DGCL or otherwise.

As permitted by the DGCL, the Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Company has an insurance policy covering its directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act and otherwise.

Item 16.	Exhibits

(a) Exhibits

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement for Securities Offered Hereby.

4.1*	Form of Preferred Stock Certificate.

4.2+	Form of Indenture Relating to the Company’s Debt Securities.

4.3*	Form of Debt Security.

4.4*	Form of Warrant.

4.5*	Form of Warrant Agreement.

4.6*	Form of Rights Certificate.

4.7*	Form of Rights Agreement.

4.8*	Form of Unit Certificate.

4.9*	Form of Unit Agreement.

4.10	Amended and Restated Certificate of Incorporation of Company, effective as of November 4, 2021 (incorporated by reference as Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on November 15, 2021).

4.11	Amended and Restated Bylaws of the Company, effective as of November 4, 2021 (incorporated by reference as Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on November 15, 2021).

4.12	Limited Liability Company Agreement of Real Good Foods, LLC, dated as of November 4, 2021 (incorporated by reference as Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on November 15, 2021).

4.13	Exchange Agreement, dated as of November 4, 2021, by and among The Real Good Food Company, Inc., Real Good Foods, LLC, the members of Real Good Foods, LLC, and the Fidelity entities party thereto (incorporated by reference as Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on November 15, 2021).

4.14	Registration Rights Agreement, dated November 15, 2021, by and among The Real Good Food Company, Inc., the members of Real Good Foods, LLC, the Fidelity entities party thereto, Bryan Freeman, Gerard G. Law, and Akshay Jagdale, filed with the SEC on November 15, 2021 (incorporated by reference as Exhibit 10.2 to the Current Report on Form 8-K filed on November 15, 2021).

5.1+	Opinion of White & Case.

23.1+	Consent of Grant Thornton LLP.

23.2+	Consent of White & Case LLP (included in Exhibit 5.1).

24.1+	Power of Attorney (included on signature page hereto).

25.1**	Statement of Eligibility of Trustee on Form T-1, as Trustee under the Indenture for Debt Securities.

107+	Filing Fee Table.

+	Filed herewith.
*

To be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

**	Where applicable, to be incorporated by referenced to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cherry Hill, State of New Jersey, on September 11, 2023.

The Real Good Food Company, Inc.

By:	/s/ Gerard Law
Gerard Law
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bryan Freeman and Gerard Law, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments (including post-effective amendments), supplements and additions to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bryan Freeman Bryan Freeman	Executive Chairman, President, Secretary and Chairperson of the Board of Directors	September 11, 2023

/s/ Gerard Law Gerard Law	Chief Executive Officer and Director (Principal Executive Officer)	September 11, 2023

/s/ Akshay Jagdale Akshay Jagdale	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 11, 2023

/s/ Mark Nelson Mark Nelson	Director	September 11, 2023

/s/ George Chappelle George Chappelle	Director	September 11, 2023

/s/ Gilbert B. de Cardenas Gilbert B. de Cardenas	Director	September 11, 2023

/s/ Timothy K. Hussman Timothy K. Hussman	Director	September 11, 2023